UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2006
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01 Other Events
As we previously reported in our filings with the Securities and Exchange Commission (“SEC”), in April 2004, one of our subsidiaries, ACS State Healthcare, LLC (“ACS”), was awarded a contract by the North Carolina Department of Health and Human Services (“DHHS”) to replace and operate the North Carolina Medicaid Management Information System (“NCMMIS”). Protests were lodged by competing bidders, but at the request of the DHHS, we commenced to perform services under the contract. On June 6, 2006 DHHS sent a letter notifying us that they intended to terminate the contract if the alleged breaches were not cured. On June 12, 2006, we reported in a filing with the SEC, that contract issues have arisen and each of ACS and DHHS have alleged that the other party has breached the contract. The parties entered into a series of standstill agreements in order to permit discussion of their respective issues regarding the contract and whether the contract would be continued or terminated. On July 14, 2006, the DHHS sent us a letter notifying us of the termination of the contract. A copy of the letter from DHHS to us terminating the contract is attached to this filing as Exhibit 99.1. Attached to this filing as Exhibit 99.2 is a letter from us to the Department regarding the contract. We do not believe the agency has a valid basis for terminating the contract and intend to pursue legal action against DHHS. We have filed in the General Court of Justice, Superior Court Division, in Wake County, North Carolina, a complaint and motion to preserve records related to the contract. In that complaint, we have alleged, among other things, that DHHS’ actions caused significant delays in the project, that DHHS through its employees have taken affirmative action to withhold information from us and the public, and that DHHS failed to properly respond to our public records requests.
Prior to the assessment of this contract termination notice and subject to appropriate adjustments after such assessment, in the fiscal year ended June 30, 2006 we preliminarily recognized $6.4 million of revenue under the contract resulting in operating losses during the fiscal year. As of June 30, 2006 we had recorded unbilled revenue related to the contract of approximately $11 million. We are currently reviewing the impact of this notice of termination on the amounts currently outstanding and other potential costs to terminate the contract.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Termination Letter dated July 14, 2006 from North Carolina Department of Health and Human Services to ACS State Healthcare, LLC

99.2	Response letter dated July 12, 2006 from ACS State Healthcare, LLC to North Carolina Department of Health and Human Services regarding the contract

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: July 19, 2006	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
		Title:	Executive Vice President and Chief Financial Officer

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